================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549




                               ------------------
                                    FORM 8-K
                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of Earliest Event Reported) March 23, 2001

                               ------------------
                                GATX Corporation
             (Exact Name of Registrant as Specified in its Charter)



           New York                      1-2328                36-1124040
(State or other jurisdiction of     (Commission file        (I.R.S. employer
        incorporation)                   number)          identification number)



                             500 West Monroe Street,
                          Chicago, Illinois 60661-3676
                    (Address of principal executive offices)

        Registrant's telephone number, including area code (312) 621-6200

ITEM 5.  OTHER EVENTS

         On March 22, 2001, GATX Corporation issued the following press release:

         GATX Corporation announced today that it has finalized its acquisition of Dyrekcja Eksploatacji Cystern (DEC)-Poland's national tank car fleet and fuel distribution company. A subsidiary of GATX Rail Corporation, GATX Rail Overseas Holding Corporation, has purchased 100 percent of the shares of DEC for 350,000,000 Zlotys (approximately U.S. $84 million). Additional terms of the transaction were not announced.

         Mr. Ward Fuller, president and CEO of GATX Rail Europe stated "We are extremely pleased to have successfully concluded this key strategic transaction. Poland is a pivotal gateway between Eastern and Western Europe and, as such, provides a unique platform for growth. We are excited about working with the men and women of DEC to optimize DEC's 11,500 tank car fleet and its maintenance network, introducing new products and services to help DEC's customers achieve their objectives and goals and, finally, cooperating closely with PKP, one of Europe's largest railroads, to facilitate and support the growth of rail transportation throughout Poland.

         "Through this investment, we expect that our company will participate in the anticipated growth opportunities in the petroleum, chemical and food sectors. We are certainly looking forward to a dynamic and prosperous future here in Poland and hope we can all work together to make this particular privatization an exemplar of a successful privatization for all constituents - the employees of DEC, our customers and suppliers, GATX's shareholders and the citizens and government of Poland."

         Aldona Kamela-Sowinska, Polish Minister of the State Treasury, stated, "The new owner of DEC is a well-known international company with extensive expertise. I am convinced that the position and renown of GATX Corporation is a guarantee of development and investment opportunities for DEC, which will enable it to achieve a stable market position and increase its competitive advantage."

         GATX Rail Corporation is a wholly-owned subsidiary of GATX Corporation (NYSE: GMT), a unique finance and leasing company combining asset knowledge and services, structuring expertise, creative partnering and risk capital. GATX provides sophisticated leasing and financial services responsive to the specialized needs of a range of businesses. In addition to offering railcar and locomotive operating leasing, GATX specializes in aircraft operating leasing, information technology services leasing, venture finance, and financing solutions for customers in diversified markets, worldwide.

FOR FURTHER INFORMATION CONTACT:

ANALYSTS AND INVESTORS              MEDIA
----------------------              -----
Robert C. Lyons                     George S. Lowman
GATX Corporation                    GATX Corporation
312-621-6633                        312-621-6599

                                    SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.



                                            GATX CORPORATION
                                   -----------------------------------
                                              (Registrant)

                                          /s/ Brian A. Kenney
                                   -----------------------------------
                                            Brian A. Kenney
                                           Vice President and
                                        Chief Financial Officer
                                       (Duly Authorized Officer)



Date:  March 23, 2001